                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                 --------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)         February 28, 2000
                                                  ------------------------------

                        VOICESTREAM WIRELESS CORPORATION
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               (Exact Name of Registrant as Specified in Charter)

           Delaware                    99768865                 91-1983600
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(State or Other Jurisdiction          (Commission             (IRS Employer
      of Incorporation)               File Number)          Identification No.)



3650 131st Avenue S.E. Bellevue, Washington                           98006
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(Address of Principal Executive Offices)                            (Zip Code)


Registrant's telephone number, including area code         (425) 653-4600
                                                   -----------------------------


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.



[VOICESTREAM WIRELESS LOGO]                             [MICROCELL TELECOM LOGO]



News Release
                                                           FOR IMMEDIATE RELEASE


              MICROCELL ANNOUNCES EQUITY INVESTMENT BY VOICESTREAM VOICESTREAM WILL INVEST CAN$400 MILLION TO PURCHASE 9,590,000 SHARES

MONTREAL, CANADA; BELLEVUE, WASH., FEBRUARY 14, 2000 -- Microcell Telecommunications Inc. (TSE: MTI.B; Nasdaq: MICT) and VoiceStream Wireless Corporation (Nasdaq: VSTR) jointly announced today that they signed a definitive agreement in which VoiceStream, a leading provider of personal communications services in the United States, agreed to invest CAN$400 million to purchase 9,590,000 newly issued Class A Shares of Microcell. The execution of this definitive agreement follows an agreement in principle reached earlier in January. The per share transaction price was equal to the closing market price of Microcell's publicly traded Class B Non-Voting Shares on the Nasdaq National Market System on January 6. It is anticipated that the investment will be completed by the end of February.

Upon issuance, the Class A shares will constitute approximately 15% of the issued and outstanding equity securities of Microcell. These are non-voting and are convertible at any time into Common Shares, which are voting (subject to Canadian foreign ownership restrictions). If fully converted, these Common Shares would represent a 22.6% voting interest in Microcell. At the closing of the transaction, VoiceStream will be entitled to designate two members to Microcell's Board of Directors.

"We are very pleased to have VoiceStream join us as a strategic shareholder," said Andre Tremblay, Chairman, President and Chief Executive Officer of Microcell Telecommunications Inc. "VoiceStream is both an attractive and highly complementary strategic partner, which has been a leader in successfully establishing and rapidly expanding the North American GSM network. This partnership will enable us to enhance seamless North American GSM roaming, reap the benefits of scale and scope, as well as maximize our investment in innovation and service development by pooling our resources and market expertise with them."

"VoiceStream is thrilled by the opportunity to invest in Microcell," said John Stanton, Chairman and Chief Executive Officer of VoiceStream. "Microcell and VoiceStream are both leaders in our countries in providing state-of-the-art GSM wireless telecommunications services to our customers. This investment will allow the companies to work even closer together in improving services provided to their customers."

Microcell plans to use the funds to help finance subscriber acquisition, digital network expansion, improving existing coverage and upgrading the network to higher-speed data transmission technologies such as GPRS.

Mr. Tremblay concluded, "VoiceStream's equity investment in

Microcell provides us with additional financing to continue growing our core business, while further developing our wireless Internet and data services strategy. We intend to fully leverage the power of GSM and our strategic partnership with VoiceStream to position Microcell as a leader in the data world."

VoiceStream Wireless Corp., based in Bellevue, Wash., is a leading provider of wireless communications services in the western United States using the GSM technology platform. The company is completing agreements to merge with two other GSM service providers, Omnipoint Corp. and Aerial Communications. When both transactions are completed, VoiceStream and its affiliates will own licenses in 23 of the top 25 largest markets, making it one of the major nationwide providers of communication services in the country and the largest GSM operator worldwide. VoiceStream is a member of the North American GSM Alliance LLC, a group of U.S. and Canadian digital wireless PCS carriers. The GSM Alliance helps provide GSM wireless communications for their customers in more than 4,000 U.S. and Canadian cities and towns as well as international service. For more information, go to www.voicestream.com.

Microcell is a Canadian wireless communications company. Its PCS network serves 53% of the Canadian population. The Service is available under the Fido(R) brand name in a number of centres including Quebec, Sherbrooke, Montreal, Ottawa-Hull, Oshawa, St. Catharines-Niagara, Toronto, Hamilton, Kitchener-Waterloo, London, Edmonton, Calgary, Vancouver and Victoria. Beyond its PCS footprint, Microcell offers analog roaming service in an area representing 94% of the Canadian population. As a member of the international GSM Association and the North American GSM Alliance, Microcell also offers roaming services in over 60 countries and in more than 4,000 Canadian and U.S. cities. Microcell Telecommunications has been a public company since October 15, 1997, and is a member of the TSE 300, TSE 200 and S&P/TSE Canadian Mid Cap indices. Microcell's head office is located in Montreal. The Company employs over 2,000 people across Canada.

Fido is a trademark of Microcell Solutions Inc.

                             HTTP://WWW.MICROCELL.CA
                               HTTP://WWW.FIDO.CA


SOURCE:
Francois Perreault
Opsis Communications & Marketing
(514) 393-8998

                        VoiceStream Wireless Corporation
                           3650-131 Avenue South East
                              Bellevue, Washington
                                    USA 98006

FOR IMMEDIATE RELEASE

Bellevue, Washington, February 29, 2000 - VoiceStream Wireless Corporation ("VoiceStream") announces that it has completed the previously announced private placement subscription of 9,590,000 Class A Non-Voting Shares ("Class A Shares") of Microcell Telecommunications Inc. ("Microcell"). No other Class A Shares are currently outstanding. Each Class A Share may be converted into one (voting) Common Share or one Class B Non-Voting Share ("Class B Share") of Microcell. Each Common Share is convertible into one Class B Share of Microcell. The 9,590,000 Class A Shares subscribed for by VoiceStream represent approximately 15% of the aggregate of 64,587,844 Class A Shares, Common Shares and Class B Shares which are currently outstanding.

VoiceStream has entered into a shareholders agreement with Telesystem Enterprises (T.E.L.) Ltd. ("Telesystem"), which holds, directly or indirectly, 19,924,849 (or 61%) of the outstanding Common Shares. Under the terms of the shareholders agreement, Telesystem has agreed to use its best efforts to cause two nominees of VoiceStream to be appointed to the Board of Directors of Microcell and for one of such nominees to be appointed to the Corporate Governance Committee of the Board of Directors of Microcell. The agreement also provides for rights of first offer and rights of first refusal in favour of VoiceStream in the event that Telesystem determines to dispose of any of its shares of Microcell.

Pursuant to the terms of the private placement subscription agreement, VoiceStream has agreed with Microcell that, provided that Telesystem's percentage ownership of Microcell's outstanding Common Shares does not fall below 50% (45% in the event that Telesystem's percentage ownership of Common Shares is reduced as a result of the conversion by VoiceStream of Class A Shares into Common Shares), VoiceStream shall not acquire additional shares of Microcell if the effect of such acquisition would be to increase VoiceStream's ownership of the outstanding shares of Microcell to more than 30%. This restriction on VoiceStream will no longer apply if a person other than Telesystem increases its ownership of the outstanding shares of Microcell to over 30% or any such acquisition by VoiceStream is made in accordance with the takeover bid provisions of applicable securities laws in Canada. The subscription agreement also provides pre-emptive rights to VoiceStream in the event of additional equity offerings by Microcell.

VoiceStream's private placement subscription is for investment purposes. VoiceStream may continue to purchase shares of Microcell for investment purposes, depending upon the market conditions for shares of Microcell and other factors.

For further information, please contact:

Mr. John Snyder (206) 652-9704
Snyder Buscher Group
jsnyder@sbgir.com

FOR MORE INFORMATION:
Microcell Telecommunications Inc.               VoiceStream Wireless Corporation

Investment community:                           Investment community:
Thane Fotopoulos: (514) 937-0102 (ext. 8317)    Ken Prussing (877) 853-8682
thane.fotopoulos@microcell.ca                   ken.prussing@VoiceStream.com

Media:                                          Media:
Claire Fiset: (514) 937-0102 (ext. 7824)        John Snyder (206) 652-9704
claire.fiset@microcell.ca                       Snyder Buscher Group
Victoria Ollers: (416) 822-2288                 jsnyder@sbgir.com
victoria.ollers@microcell.ca



Item 7.  Material to be Filed as Exhibits.


               10.1 Stock Subscription Agreement, dated as of February 11, 2000, by and among VoiceStream Wireless Corporation and Microcell Telecommunications Inc.

               10.2 Shareholders Agreement of Microcell Telecommunications Inc., dated as of February 11, 2000, by and between VoiceStream Wireless Corporation and Telesystem Enterprises (T.E.L.) Ltd.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      VOICESTREAM WIRELESS CORPORATION
                                               (Registrant)


Date : March 2, 2000                  By           /s/ Alan R. Bender
                                        ----------------------------------------
                                                       (Signature)
                                        Alan R. Bender, Executive Vice President

                                  Exhibit Index

               10.1 Stock Subscription Agreement, dated as of February 11, 2000, by and among VoiceStream Wireless Corporation and Microcell Telecommunications Inc.

               10.2 Shareholders Agreement of Microcell Telecommunications Inc., dated as of February 11, 2000, by and between VoiceStream Wireless Corporation and Telesystem Enterprises (T.E.L.) Ltd.